EXHIBIT 10.4
                                                                    ------------

                                 AMENDMENT NO. 1
                                       TO
                              AMENDED AND RESTATED
                                VOTING AGREEMENT

         This Amendment No 1 to Amended and Restated Voting Agreement (this "Amendment") is made and entered into as the 1st day of June, 2006 by and among Harold's Stores, Inc., an Oklahoma corporation (the "Company"), Inter-Him N.V. ("Inter-Him"), W. Howard Lester ("Lester"; Lester and Inter-Him are collectively referred to herein as the "Investors") and Rebecca Powell Casey ("Casey"), in order to amend that certain Amended and Restated Voting Agreement dated as of May 2, 2003 by and among the Company, the Investors, Casey and the other parties named therein (the "Agreement").


                                   WITNESSETH:

         WHEREAS, in order to induce the Investors to provide additional capital to the Company from time to time, the Company, the Investors and Casey desire to amend the Agreement to clarify that all shares of convertible preferred stock will be considered in calculating the ownership percentage of common stock of the Company owned by the Family Shareholders (as defined in the Agreement); and

         WHEREAS, the Company, the Investors and Casey are entitled to amend the Agreement.

         NOW, THEREFORE, in consideration of the recitals and agreements contained herein and the benefits to be derived from the mutual observance of the provisions of this Agreement, the parties agree as follows:

         1. Section 1.2 of the Agreement is amended to read in its entirety as follows:

             "1.2 "Preferred Stock" means the Amended Series 2001-A Preferred Stock, par value $0.01 per share, the Series 2002-A Preferred Stock, par value $0.01 per share, the Series 2003-A Preferred Stock, par value $0.01 per share, the Series 2006-A Preferred Stock, par value $0.01 per share, and any additional series of preferred stock of the Company that may be issued to in whole or in part to the Investors or their respective affiliates."

         Except as amended by this Amendment, the terms of the Agreement shall remain in full force and effect.

         2. Counterparts. This Amendment may be executed in counterparts and by facsimile signature, each of which shall be an original, but all of which together shall constitute one and the same instrument.


                        SIGNATURE PAGE FOLLOWS THIS PAGE.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above set forth.


"COMPANY"                            Harold's Stores, Inc.


                                     By: /s/ Leonard Snyder
                                         ------------------------
                                         Leonard Snyder, Chief Executive Officer


"INVESTORS"                          Inter-Him, N.V.


                                     By:  /s/ Victor Hoogstraal
                                          ---------------------
                                     Name:  Victor Hoogstraal
                                     Title: Managing Director


                                     /s/ W. Howard Lester
                                     --------------------
                                     W. Howard Lester


"CASEY"                              /s/ Rebecca Powell Casey
                                     ------------------------
                                     Rebecca Powell Casey